Exhibit 99.1

Community Bankers Trust Corporation Reports Results for First Quarter of 2020

Net income was $1.4 million in the first quarter of 2020. Provision for loan losses of $3.3 million increases allowance for loan losses to 1.10% of total loans.

Conference Call on Friday, April 24, 2020, at 10:00 a.m. Eastern Time

Richmond, VA, April 24, 2020 - Community Bankers Trust Corporation (the “Company”) (NASDAQ: ESXB), the holding company for Essex Bank (the “Bank”), today reported results for the first quarter of 2020.

operating Highlights

•	Provision for loan losses for the first quarter of 2020 was $3.3 million, which resulted in an allowance for loan losses to total loans of 1.10% at March 31, 2020, compared with 0.80% at December 31, 2019. The provision was the result of rapidly evolving uncertainties and potential effects of the coronavirus disease 2019 (“COVID-19”).
•	Loans, excluding purchased credit impaired (PCI) loans, grew $20.9 million, or 2.0%, since year end 2019.
•	Deposits grew $57.6 million, or 5.0%, since year end 2019.
•	Noninterest bearing deposits grew $22.6 million, or 13.6%, year over year.
•	Net interest margin was 3.68% in the first quarter of 2020 compared with 3.74% in the fourth quarter of 2019 and 3.81% in the first quarter of 2019.
•	Federal Home Loan Bank advances of $58.3 million decreased $10.2 million, or 14.8%, from year end.

Financial HIGHLIGHTS

•	Net income was $1.4 million for the quarter ended March 31, 2020, compared with net income of $4.0 million in the fourth quarter of 2019 and net income of $3.5 million in the first quarter of 2019.
•	Fully diluted earnings per common share was $0.06 for the quarter ended March 31, 2020, compared with $0.18 per share and $0.16 per share for the quarters ended December 31, 2019 and March 31, 2019, respectively.
•	Provision for loan losses was $3.3 million in the first quarter of 2020 compared with $200,000 in the fourth quarter of 2019 and no provision in the first quarter of 2019.
•	Interest and fees on loans were $13.1 million in the first quarter of 2020, an increase of $667,000, or 5.4%, over the first quarter of 2019.
•	Noninterest income increased $321,000, or 31.7%, year over year, driven by mortgage loan income, which increased $159,000 over that time frame.
•	Noninterest expenses decreased $246,000 year over year, driven by a decrease of $229,000 in salaries and employee benefits and $103,000 in occupancy expenses.

MANAGEMENT COMMENTS

Rex L. Smith, III, President and Chief Executive Officer, stated, “The COVID-19 pandemic had an obvious impact on the results for the quarter, the largest of which was a prudent increase in the allowance for loan and lease losses as we try to anticipate the final effect of the economic and business disruption. But, amid this challenging situation, we have provided crucial and necessary services to all of our communities, both large and small. We continue our focus on meeting our customers’ needs with superior service and flexibility that only a community bank could deliver in this environment. All of our branches have remained open with by appointment and full service drive-through options. Additionally, we have expanded the hours of our Customer Service Center to help in this time of need.”

Smith added, “We also continue to work with our loan customers to provide payment relief on preexisting loans and to assist them through the CARES Act Payroll Protection Program. Helping our customers and our communities is the most important job we have, especially when we are in challenging times.”

Smith continued, “Despite the large allowance expense, the Company had numerous positive metrics that will positively affect earnings once we turn the corner on the healthcare crisis. Loan and deposit growth for the quarter were strong and both noninterest income and noninterest expense showed improvement.”

Smith concluded, “There will be more challenges ahead, but we have a strong capital position, a very experienced management team that has navigated through tough times before and a dedicated group of associates who are working harder than ever to meet the challenges our customers and communities face.”

RESULTS OF OPERATIONS

Net income was $1.4 million for the first quarter of 2020, compared with net income of $4.0 million in the fourth quarter of 2019 and net income of $3.5 million in the first quarter of 2019. Earnings per common share, basic and fully diluted, were $0.06 per share, $0.18 per share and $0.16 per share for the three months ended March 31, 2020, December 31, 2019, and March 31, 2019, respectively.

The decrease of $2.1 million, or 59.6%, in net income, for the first quarter of 2020 compared with the first quarter of 2019 was primarily the result of a provision for loan losses of $3.3 million in the first quarter of 2020 to reflect the business and market disruptions with respect to COVID-19.

Offsetting these decreases to net income were a decrease of $532,000 in income tax expenses, an increase of $321,000 in noninterest income, a decrease of $246,000 in noninterest expenses and an increase of $113,000 in net interest income. Details on the drivers of these year-over-year changes are presented below.

The decrease of $2.6 million in net income on a linked quarter basis was also caused primarily by an increase of $3.1 million in provision for loan losses. Also affecting net income on a linked quarter basis were a decline of $331,000 in interest and dividend income and a decrease of $43,000 in noninterest income. Offsetting these decreases to net income were a decrease of $614,000 in income tax expenses, a decrease of $156,000 in interest expenses and a decrease of $74,000 in noninterest expenses. Linked quarter details are also provided below.

The following table presents summary income statements for the three months ended March 31, 2020, December 31, 2019 and March 31, 2019.

SUMMARY INCOME STATEMENT (Unaudited)

(Dollars in thousands)	For the three months ended
	31-Mar-20	31-Dec-19	31-Mar-19
Interest income	$15,946	$16,277	$15,806
Interest expense	3,708	3,864	3,681
Net interest income	12,238	12,413	12,125
Provision for loan losses	3,300	200	-
Net interest income after provision for loan losses	8,938	12,213	12,125
Noninterest income	1,335	1,378	1,014
Noninterest expense	8,594	8,668	8,840
Income before income taxes	1,679	4,923	4,299
Income tax expense	264	878	796
Net income	$1,415	$4,045	$3,503

EPS Basic	$0.06	$0.18	$0.16
EPS Diluted	$0.06	$0.18	$0.16
Fully Diluted share count	22,591	22,696	22,430

Return on average assets, annualized	0.39%	1.14%	1.01%
Return on average equity, annualized	3.58%	10.42%	10.02%

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Net Interest Income

Linked Quarter Basis

Net interest income was $12.2 million for the quarter ended March 31, 2020. This was a linked quarter decrease of $175,000, or 1.4%. Interest and dividend income on a linked quarter basis decreased $331,000, or 2.0%, to $15.9 million for the first quarter of 2020. Interest income with respect to loans, excluding PCI loans, decreased $219,000, or 1.6%, during the first quarter of 2020 when compared with the fourth quarter of 2019. This decline in interest and fees on loans during the quarter was attributed to the 1.50% decrease during the same period in the discount rate set by the Board of Governors of the Federal Reserve System. This rate serves as a benchmark for the prime rate at which a bank prices many of its loans and as a pricing tool for part of a bank’s securities portfolio. The average balance of loans, excluding PCI loans, increased by $18.2 million, or 1.7%, on a linked quarter basis, to $1.065 billion. The increase muted a portion of the decrease in interest and dividend income driven by the decline in rates. The yield on loans decreased from 5.04% in the fourth quarter of 2019 to 4.93% in the first quarter of 2020. Interest income with respect to PCI loans was $1.1 million in the first quarter of 2020, and the corresponding yield was 13.87%, compared with $1.2 million and a yield of 13.68% in the fourth quarter of 2019. Interest income on securities decreased $22,000 on a linked quarter basis and was $1.7 million in the first quarter of 2020.

Interest income on securities on a tax-equivalent basis equaled $1.8 million for the first quarter of 2020, which was a decrease of $17,000 from the fourth quarter of 2019. The tax-equivalent yield on the securities portfolio was 3.08% in the first quarter of 2020 and 3.15% in the fourth quarter of 2019 based on a 21.0% income tax rate.

Interest expense of $3.7 million in the first quarter of 2020 was a decrease of $156,000, or 4.0%, on a linked quarter basis. Interest on deposits decreased $96,000, or 2.7%. Interest on borrowed funds decreased $60,000, or 17.2%. Average interest bearing balances of Federal Home Loan Bank and other borrowings decreased $1.8 million from the fourth quarter of 2019 to the first quarter of 2020. The cost on these borrowings decreased from 1.82% in the fourth quarter of 2019 to 1.58% in the first quarter of 2020. The Company’s cost of interest bearing deposits of 1.36% in the first quarter of 2020 was a decrease of seven basis points from the prior quarter.

With the changes in interest income noted above, the tax-equivalent net interest margin decreased from 3.74% in the fourth quarter of 2019 to 3.68% in the first quarter of 2020. The interest spread was 3.42% for the current quarter compared with 3.47% in the prior quarter.

Year-Over-Year

Net interest income increased $113,000, or 0.9%, from the first quarter of 2019 to the first quarter of 2020. Net interest income was $12.2 million in the first quarter of 2020 compared with $12.1 million for the same period in 2019. Interest and dividend income increased $140,000, or 0.9%, over this time period. Interest and fees on loans increased by $667,000. This increase was mitigated by securities income, which declined $304,000, interest and fees on PCI loans, which declined $196,000, and interest on deposits in other banks, which decreased by $27,000. Interest on PCI loans was $1.1 million in the first quarter of 2020 compared with $1.3 million in the first quarter of 2019. The average balance of the PCI portfolio declined $6.5 million during the year-over-year comparison period. The increase in interest and fees on loans was generated by an increase of $66.2 million, or 6.6%, in the average balance of loans. A portion of this loan growth was a shift in the mix of earning assets, as securities average balances declined $21.9 million year over year. The average balance of total earning assets increased $40.1 million, or 3.1%, from the first quarter of 2019 to the first quarter of 2020. The yield on earning assets decreased from 4.95% in the first quarter of 2019 to 4.78% in the first quarter of 2020. The yield on earning assets was the culmination of decreases in the yield on loans, from 5.36% in the first quarter of 2019 to 5.19% in the first quarter of 2020, the tax-equivalent yield on securities, from 3.35% in the first quarter of 2019 to 3.08% in the first quarter of 2020, and the yield on interest bearing bank balances from 2.70% to 1.68% year over year.

Interest expense increased $27,000, or 0.7%, when comparing the first quarter of 2019 and the first quarter of 2020. Interest expense on deposits increased $185,000, or 5.7%, as the average balance of interest bearing deposits increased $20.5 million, or 2.0%. This growth was primarily comprised of an increase of $9.2 million in the average balance of time deposits, which averaged $632.7 million in the first quarter of 2020. Interest-bearing demand deposits increased $12.5 million year over year and were $170.3 million, on average, in the first quarter of 2020. Offsetting these increases was a decrease in the average balance of savings and money market accounts of $1.3 million, to $220.0 million for the first quarter of 2020. The shift in deposit balances increased the cost of interest bearing deposits from 1.31% in the first quarter of 2019 to 1.34% in the first quarter of 2020.

FHLB and other borrowings decreased, on average, $6.4 million year over year, and there was a decrease in the rate paid, from 2.17% in the first quarter of 2019 to 1.58% in the first quarter of 2020. Overall, the Bank’s cost of interest bearing liabilities decreased two basis points, from 1.38% in the first quarter of 2019 to 1.36% in the first quarter of 2020.

The tax-equivalent net interest margin decreased 13 basis points, from 3.81% in the first quarter of 2019 to 3.68% in the first quarter of 2020. Likewise, the interest spread decreased from 3.57% to 3.42% over the same time period.  The decrease in the margin was precipitated by a greater decrease in the yield on earning assets of 17 basis points compared with a decline in the cost of interest bearing liabilities of only two basis points.

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The following table compares the Company's net interest margin, on a tax-equivalent basis, for the three months ended March 31, 2020, December 31, 2019 and March 31, 2019.

NET INTEREST MARGIN (Unaudited)

(Dollars in thousands)	For the three months ended
	31-Mar-20	31-Dec-19	31-Mar-19
Average interest earning assets	$1,344,906	$1,326,184	$1,304,842
Interest income	$15,946	$16,277	$15,806
Interest income - tax-equivalent	$16,038	$16,364	$15,933
Yield on interest earning assets	4.78%	4.90%	4.95%
Average interest bearing liabilities	$1,093,585	$1,069,709	$1,082,186
Interest expense	$3,708	$3,864	$3,681
Cost of interest bearing liabilities	1.36%	1.43%	1.38%
Net interest income	$12,238	$12,413	$12,125
Net interest income - tax-equivalent	$12,330	$12,500	$12,252
Interest spread	3.42%	3.47%	3.57%
Net interest margin	3.68%	3.74%	3.81%

Provision for Loan Losses

The Company records a separate provision for loan losses for its loan portfolio, excluding PCI loans, and the PCI loan portfolio. There was a provision for loan losses on the loan portfolio, excluding PCI loans, of $3.3 million for the first quarter of 2020. This compares with a provision of loan losses of $200,000 in the fourth quarter of 2019 and no provision for loan losses in the first quarter of 2019.

The provision recorded in the first quarter of 2020 was due to the heightened risks associated with the loan portfolio that resulted from the economic impact of the rapidly evolving effects of the COVID-19 stay-at-home orders, business shut-downs and increased unemployment. Lenders reviewed each loan within the portfolio to identify those borrowers that management believed to be possibly impacted by the current state of the economy. Loans identified with increased risk were aggregated by loan type. This analysis indicated a risk grade migration in a number of loan categories that led to a heightened risk level in the loan portfolio. The impact of the loans’ risk grade migration was applied to the allowance for loan loss calculation, which led to the provision for loan losses for the quarter.

With respect to the PCI portfolio, due to the stable nature of its performance and its declining balances over time as the portfolio amortizes, no provision was taken during either of the first quarter of 2020, the fourth quarter of 2019 or the first quarter of 2019. Additional discussion of loan quality is presented below.

Noninterest Income

Linked Quarter Basis

Noninterest income was $1.3 million for the first quarter of 2020, a $43,000 decrease compared with $1.4 million for the fourth quarter of 2019.  Service charges and fees declined by $85,000 and were $672,000 in the first quarter of 2020 compared with $757,000 in the fourth quarter of 2019. The decrease in service charge income is the result of the increased volume of debit card transactions and overdraft fees that occur in the fourth quarter of a typical year, with the past two quarters following the normal pattern. Other noninterest income of $296,000 was a decrease of $24,000 from the fourth quarter of 2019, primarily due to a decrease in dividend income from investments in partnerships. Partially offsetting the decrease was an increase in mortgage loan income of $73,000, or 49.3%, which was $221,000 in the first quarter of 2020, compared with $148,000 in the fourth quarter of 2019.

Year-Over-Year

Noninterest income of $1.3 million in the first quarter of 2020 was an increase of $321,000, or 31.7%, over the first quarter of 2019. Mortgage loan income increased $159,000, or 256.5%, from $62,000 in the first quarter of 2019 to $221,000 in the first quarter of 2020. Other noninterest income was $296,000 in the first quarter of 2020 compared with $176,000 in the first quarter of 2019. The increase of $120,000 was primarily the result of a $64,000 gain on extinguishment of an FHLB borrowing combined with $90,000 in swap fee income, offset by a $24,000 decrease in brokerage fees and commissions. Service charges on deposit accounts of $672,000 in the first quarter of 2020 increased by $63,000, or 10.3%, year over year. This increase was primarily the result of an increase of $15.4 million in the average balance of noninterest bearing deposits and $12.5 million in interest-bearing demand deposits. Offsetting these increases in noninterest income year over year were decreases of $25,000 in losses on securities transactions and $7,000 in income on bank owned life insurance.

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Noninterest Expenses

Linked Quarter Basis

Noninterest expenses totaled $8.6 million for the first quarter of 2020, as compared with $8.7 million for the fourth quarter of 2019, a decrease of $74,000, or 0.9%. Salaries and employee benefits in the first quarter of 2020 were $5.2 million compared with $5.5 million in the fourth quarter of 2019. This is a decrease of $328,000, or 6.0% on a linked quarter basis. The primary reasons for the decreases were reductions of $282,000 in salaries and $91,000 in employee benefits. Also declining on a linked quarter basis were other real estate expenses, net, which decreased $50,000 on a linked quarter basis. Offsetting these decreases to noninterest expenses were increases on a linked quarter basis of $145,000 in FDIC assessment, $79,000 in other operating expenses, $40,000 in equipment expenses and $36,000 in occupancy expenses.

Year-Over-Year

Noninterest expenses decreased $246,000, or 2.8%, when comparing the first quarter of 2020 to the same period in 2019. The largest component of the change was a reduction of $229,000 in salaries and employee benefits. During 2019, two branch offices were closed, which in turn reduced the number of full-time equivalent employees in 2020 compared with 2019. These closures also lowered occupancy expenses year over year, which declined $103,000, from $930,000 in the first quarter of 2019 to $827,000 in the first quarter of 2020. FDIC assessment of $125,000 in the first quarter of 2020 was a year-over-year decrease of $25,000. Offsetting these decreases were an increase in other operating expenses of $82,000, an increase of $24,000 in data processing expenses and an increase of $14,000 in other real estate expenses, net.

The following table compares the Company's other operating expenses included in noninterest expenses for the three months ended March 31, 2020, December 31, 2019 and March 31, 2019.

OTHER OPERATING EXPENSES (Unaudited)

(Dollars in thousands)	For the three months ended
	31-Mar-20	31-Dec-19	31-Mar-19
Bank franchise tax	$237	$220	$220
Stationery, printing and supplies	169	155	167
Marketing expense	96	89	170
Credit expense	178	86	63
Outside vendor fees	237	223	139
Other expenses	603	668	679
Total other operating expenses	$1,520	$1,441	$1,438

Income Taxes

Income tax expense was $264,000 for the three months ended March 31, 2020, compared with income tax expense of $878,000 and $796,000 for the fourth and first quarters of 2019, respectively. The effective tax rate for the first quarter of 2020 was 15.7% compared with 17.8% in the fourth quarter of 2019 and 18.5% for the first quarter of 2019. The decrease in the effective tax rate is a product of a higher percentage of tax free municipal income along with tax credits’ representing a higher percentage of overall tax expense for the first quarter.

FINANCIAL CONDITION

Total assets increased $22.7 million, or 1.6%, to $1.454 billion at March 31, 2020 when compared to December 31, 2019. Total assets increased $55.0 million, or 3.9%, since March 31, 2019. Total loans, excluding PCI loans, were $1.079 billion at March 31, 2020, increasing $20.9 million, or 2.0%, from year end 2019 and $81.2 million, or 8.1%, from March 31, 2019.  Total PCI loans were $30.3 million at March 31, 2020 versus $32.5 million at the prior quarter end and $36.8 million at March 31, 2019.

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Commercial real estate loans, the largest category of loans at $410.4 million, or 38.0% of gross loans outstanding, increased $13.6 million during the first quarter of 2020. Commercial loans grew $7.4 million and were $198.5 million at March 31, 2020. Multifamily loans, totaling $76.2 million, or 7.1% of total loans, increased $3.2 million during the first quarter of 2020. Construction and land development loans, totaling $149.8 million, grew by $3.3 million, or 2.2%. Residential 1 – 4 family loans declined by $3.8 million and ended the period at $219.7 million, or 20.4% of the portfolio. Agriculture loans secured by real estate declined by $1.3 million, or 15.7%, and totaled $7.0 million at March 31, 2020. Consumer installment loans decreased $717,000 during the first quarter of 2020, and second mortgages decreased $685,000 during the period.

The following table shows the composition of the Company's loan portfolio, excluding PCI loans, at March 31, 2020, December 31, 2019 and March 31, 2019.

LOANS (excluding PCI loans) (Unaudited)

(Dollars in thousands)	31-Mar-20		31-Dec-19		31-Mar-19
	Amount	% of Loans	Amount	% of Loans	Amount	% of Loans
Mortgage loans on real estate:
Residential 1-4 family	219,735	20.36%	223,538	21.12%	215,348	21.58%
Commercial	410,438	38.03	396,858	37.50	379,112	37.99
Construction and land development	149,833	13.88	146,566	13.85	123,475	12.37
Second mortgages	5,954	0.55	6,639	0.63	6,966	0.70
Multifamily	76,206	7.06	72,978	6.90	57,931	5.81
Agriculture	7,038	0.65	8,346	0.79	10,780	1.08
Total real estate loans	869,204	80.53	854,925	80.79	793,612	79.53
Commercial loans	198,544	18.40	191,183	18.06	190,832	19.12
Consumer installment loans	10,446	0.97	11,163	1.05	11,923	1.19
All other loans	1,035	0.10	1,052	0.10	1,615	0.16
Gross loans	1,079,229	100.00%	1,058,323	100.00%	997,982	100.00%
Allowance for loan losses	(11,819)		(8,429)		(8,661)
Loans, net of unearned income	$1,067,410		$1,049,894		$989,321

The Company’s securities portfolio, excluding restricted equity securities, increased $4.7 million since year end 2019 to $227.4 million at March 31, 2020. U.S. Treasury issues increased by $7.5 million during the first quarter of 2020. Corporate securities increased by $6.2 million during the period, while state, county and municipal securities available-for-sale increased by $3.6 million. Offsetting these increases was a decrease of $10.0 million in U.S. Government agency securities held-to-maturity. Securities balances declined $14.2 million since March 31, 2019. Net losses of $39,000 were recognized during the first quarter of 2020 compared with $39,000 in net losses in the fourth quarter of 2019 and $14,000 in net losses in the first quarter of 2019. The Company actively manages the portfolio to improve its liquidity and maximize the return within the desired risk profile.

The Company had cash and cash equivalents of $30.4 million, $28.7 million and $35.8 million at March 31, 2020, December 31, 2019 and March 31, 2019, respectively. There were federal funds purchased of $24.4 million at December 31, 2019 with no federal funds purchased or sold at either of March 31, 2020 or 2019. Interest bearing bank balances were $15.0 million at March 31, 2020 compared with $11.7 million at December 31, 2019 and $19.0 million at March 31, 2019.

The following table shows the composition of the Company's securities portfolio, excluding equity securities, restricted, at March 31, 2020, December 31, 2019 and March 31, 2019.

SECURITIES PORTFOLIO

(Unaudited)
(Dollars in thousands)	31-Mar-20		31-Dec-19		31-Mar-19
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Securities Available for Sale
U.S. Treasury issue	$7,497	$7,500	$-	$-	$11,982	$11,748
U.S. Government agencies	21,452	20,804	22,104	21,936	23,949	23,848
State, county, and municipal	98,168	102,189	95,467	98,592	110,171	111,932
Mortgage backed securities	45,118	46,997	48,045	48,740	41,342	41,293
Asset backed securities	13,568	12,926	11,637	11,604	5,222	5,270
Corporate	12,388	12,295	6,016	6,097	6,002	6,003
Total securities available for sale	$198,191	$202,711	$183,269	$186,969	$198,668	$200,094

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	31-Mar-20		31-Dec-19		31-Mar-19
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Securities Held to Maturity
U.S. Government agencies	$-	$-	$10,000	$9,988	$10,000	$9,859
State, county, and municipal	24,649	25,485	25,733	26,645	31,458	32,186
Mortgage backed securities	-	-	-	-	-	-
Total securities held to maturity	$24,649	25,485	$35,733	36,633	$41,458	$42,045

Interest bearing deposits at March 31, 2020 were $1.033 billion, an increase of $47.9 million, or 4.9%, from December 31, 2019 and $30.3 million, or 3.0%, greater than at March 31, 2019. Time deposits less than or equal to $250,000 increased by $29.3 million, or 6.1%, during the first quarter of 2020, the largest increase in the deposit categories. There were also increases of $17.5 million, or 14.7%, in time deposits over $250,000, $2.8 million in savings account balances and $2.6 million in money market deposit accounts. Interest-bearing checking accounts (formerly NOW accounts) declined $4.4 million during the first quarter of 2020 and were the only deposit category to decline.

The following table compares the mix of interest bearing deposits at March 31, 2020, December 31, 2019 and March 31, 2019.

INTEREST BEARING DEPOSITS (Unaudited) (Dollars in thousands)

	31-Mar-20	31-Dec-19	31-Mar-19
Interest bearing checking	$166,163	$-	$-
NOW	-	170,532	151,647
MMDA	123,455	120,841	123,024
Savings	99,394	96,570	94,229
Time deposits less than or equal to $250,000	506,739	477,461	499,698
Time deposits over $250,000	136,980	119,460	133,817
Total interest bearing deposits	$1,032,731	$984,864	$1,002,415

FHLB advances were $58.3 million at March 31, 2020, compared with $68.5 million at December 31, 2019 and $69.1 million at March 31, 2019. The decrease of $10.2 million in FHLB advances and $24.4 million in Federal funds purchased in the first quarter of 2020 was replaced with strong retail deposit growth of $57.6 million.

Shareholders’ equity was $155.5 million at March 31, 2020, $155.5 million at December 31, 2019 and $142.3 million at March 31, 2019. Shareholders equity to assets was 10.7% at March 31, 2020, 10.9% December 31, 2019 and 10.2% at March 31, 2019. On January 22, 2020, the Company announced a share repurchase program of up to 1,000,000 shares of its common stock. During the first quarter of 2020, the Company repurchased 115,800 shares of common stock at a total cost of $809,242. The Company evaluates the value of the common stock and capital for regulatory purposes when considering repurchases under the program and, as a result, is not currently making any repurchases in the current economic environment.

Asset Quality – excluding PCI loans

Nonperforming loans were $5.2 million at March 31, 2020, a $1.1 million decrease from $6.2 million at December 31, 2019. The decrease was primarily from a reduction of $946,000 in loans past due 90 days and accruing interest. Total non-performing assets totaled $9.7 million at March 31, 2020 compared with $10.8 million at December 31, 2019. Total nonperforming assets decreased $2.5 million, or 20.8%, since March 31, 2019. There were net recoveries of $90,000 in the first quarter of 2020, net charge-offs of $164,000 in the fourth quarter of 2019 and net charge-offs of $322,000 in the first quarter of 2019.

The allowance for loan losses equaled 228.5% of nonaccrual loans at March 31, 2020, compared with 159.3% at December 31, 2019 and 78.8% at March 31, 2019. The ratio of nonperforming assets to loans and other real estate owned (OREO) was 0.89% at March 31, 2020 compared with 1.01% at December 31, 2019 and 1.22% at March 31, 2019.

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The following table reconciles the activity in the Company's allowance for loan losses, by quarter, for the past five quarters.

ALLOWANCE FOR LOAN LOSSES (Unaudited)

(Dollars in thousands)	2020	2019
	First	Fourth	Third	Second	First
	Quarter	Quarter	Quarter	Quarter	Quarter
Allowance for loan losses:
Beginning of period	$8,429	$8,393	$8,819	$8,661	$8,983
Provision for loan losses	3,300	200	-	125	-
Net (charge-offs) recoveries	90	(164)	(426)	33	(322)
End of period	$11,819	$8,429	$8,393	$8,819	$8,661

The following table sets forth selected asset quality data, excluding PCI loans, and ratios for the dates indicated.

ASSET QUALITY (excluding PCI loans) (Unaudited)

(Dollars in thousands)	2020	2019
	31-Mar-20	31-Dec-19	30-Sep-19	30-Jun-19	31-Mar-19
Nonaccrual loans	$5,172	$5,292	$5,746	$11,045	$10,990
Loans past due 90 days and accruing interest	-	946	-	-	-
Total nonperforming loans	5,172	6,238	5,746	11,045	10,990
Other real estate owned	4,506	4,527	4,740	983	1,225
Total nonperforming assets	$9,678	$10,765	$10,486	$12,028	$12,215

Allowance for loan losses to loans	1.10	0.80	0.81	0.86	0.87%
Allowance for loan losses to nonaccrual loans	228.52	159.28	146.10	79.85	78.81
Nonperforming assets to loans and other real estate	0.89	1.01	1.01	1.17	1.22
Net charge-offs/(recoveries) for quarter to average loans, annualized	(0.03)	0.06	0.16	(0.01)	0.13%

A further breakout of nonaccrual loans, excluding PCI loans, at March 31, 2020, December 31, 2019, and March 31, 2019 is below.

NONACCRUAL LOANS (excluding PCI loans) (Unaudited) (Dollars in thousands)

	31-Mar-20	31-Dec-19	31-Mar-19
Mortgage loans on real estate:
Residential 1-4 family	$1,456	$1,378	$1,133
Commercial	657	1,006	1,299
Construction and land development	1,778	376	4,101
Multi-family	-	2,463	2,552
Total real estate loans	$3,891	$5,223	$9,085
Commercial loans	1,270	62	1,899
Consumer installment loans	11	7	6
Gross loans	$5,172	$5,292	$10,990

Capital Requirements

The Bank’s ratio of total risk-based capital was 13.9% at March 31, 2020 compared with 13.9% at December 31, 2019. The tier 1 risk-based capital ratio was 12.9% at March 31, 2020 and 13.2% at December 31, 2019. The Bank’s tier 1 leverage ratio was 10.9% at March 31, 2020 and 11.0% at December 31, 2019.  All capital ratios exceed regulatory minimums to be considered well capitalized. BASEL III introduced the common equity tier 1 capital ratio, which was 12.9% at March 31, 2020 and 13.2% at December 31, 2019.

Earnings Conference Call and Webcast

The Company will host a conference call for interested parties on Friday, April 24, 2020, at 10:00 a.m. Eastern Time to discuss the financial results for the first quarter of 2020. The public is invited to listen to this conference call by dialing 866-374-8379 at least five minutes prior to the call.  Interested parties may also listen to this conference call through the internet by accessing the "Corporate Overview – Corporate Profile" page of the Company's internet site at www.cbtrustcorp.com.

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A replay of the conference call will be available from 12:00 noon Eastern Time on April 24, 2020, until 9:00 a.m. Eastern Time on May 15, 2020. The replay will be available by dialing 877-344-7529 and entering access code 10142422 or through the internet by accessing the "Corporate Overview – Corporate Profile" page of the Company's internet site at www.cbtrustcorp.com.

About Community Bankers Trust Corporation and Essex Bank

Community Bankers Trust Corporation is the holding company for Essex Bank, a Virginia state bank with 24 full-service offices, 18 of which are in Virginia and six of which are in Maryland.  The Bank also operates two loan production offices.

Additional information on the Bank is available on the Bank’s website at www.essexbank.com. For information on Community Bankers Trust Corporation, please visit its website at www.cbtrustcorp.com.

Forward-Looking Statements

This release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. These forward-looking statements include, without limitation, statements with respect to the Company’s operations, performance, future strategy and goals. Actual results may differ materially from those included in the forward-looking statements due to a number of factors, including, without limitation, the effects of and changes in the following: the quality or composition of the Company’s loan or investment portfolios, including collateral values and the repayment abilities of borrowers and issuers; assumptions that underlie the Company’s allowance for loan losses; general economic and market conditions, either nationally or in the Company’s market areas; the potential adverse effects of unusual and infrequently occurring events, such as weather-related disasters, terrorist acts or public health events (such as the current COVID-19 pandemic), and of governmental and societal responses to them; the interest rate environment; competitive pressures among banks and financial institutions or from companies outside the banking industry; real estate values; the demand for deposit, loan and investment products and other financial services; the demand, development and acceptance of new products and services; the performance of vendors or other parties with which the Company does business; time and costs associated with de novo branching, acquisitions, dispositions and similar transactions; the realization of gains and expense savings from acquisitions, dispositions and similar transactions; consumer profiles and spending and savings habits; levels of fraud in the banking industry; the level of attempted cyber-attacks in the banking industry; the securities and credit markets; costs associated with the integration of banking and other internal operations; the soundness of other financial institutions with which the Company does business; inflation; technology; and legislative and regulatory requirements. Many of these factors and additional risks and uncertainties are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and other reports filed from time to time by the Company with the Securities and Exchange Commission. This press release speaks only as of its date, and the Company disclaims any duty to update the information in it.

Contact: Bruce E. Thomas

Executive Vice President/Chief Financial Officer

Community Bankers Trust Corporation

804-934-9999

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COMMUNITY BANKERS TRUST CORPORATION CONSOLIDATED BALANCE SHEETS UNAUDITED (Dollars in thousands, except per share data)

	31-Mar-20	31-Dec-19	31-Mar-19
Assets
Cash and due from banks	$15,406	$16,976	$16,809
Interest bearing bank deposits	14,960	11,708	18,997
Total cash and cash equivalents	30,366	28,684	35,806

Securities available for sale, at fair value	202,711	186,969	200,094
Securities held to maturity, at cost	24,649	35,733	41,458
Equity securities, restricted, at cost	8,458	8,855	8,426
Total securities	235,818	231,557	249,978

Loans held for resale	2,470	501	396

Loans	1,079,229	1,058,323	997,982
Purchased credit impaired (PCI) loans	30,275	32,528	36,803
Allowance for loan losses	(11,819)	(8,429)	(8,661)
Allowance for loan losses – PCI loans	(156)	(156)	(156)
Net loans	1,097,529	1,082,266	1,025,968

Bank premises and equipment, net	29,065	29,472	31,142
Bank premises and equipment held for sale	1,589	1,589	1,252
Right-of-use leased assets	6,234	6,472	7,177
Other real estate owned	4,506	4,527	1,225
Bank owned life insurance	29,514	29,340	29,015
Other assets	16,449	16,432	16,538
Total assets	$1,453,540	$1,430,840	$1,398,497

Liabilities
Deposits:
Noninterest bearing	$188,327	$178,584	$165,708
Interest bearing	1,032,731	984,864	1,002,415
Total deposits	1,221,058	1,163,448	1,168,123

Federal funds purchased	-	24,437	-
Federal Home Loan Bank borrowings	58,333	68,500	69,072
Trust preferred capital notes	4,124	4,124	4,124
Lease liabilities	6,513	6,737	7,418
Other liabilities	8,044	8,115	7,452
Total liabilities	1,298,072	1,275,361	1,256,189

Shareholders' Equity
Common stock (200,000,000 shares authorized $0.01 par value; 22,317,420, 22,422,621 and 22,168,979 shares issued and outstanding, respectively)	223	224	222
Additional paid in capital	150,219	150,728	149,115
Retained earnings (deficit)	2,856	2,562	(7,406)
Accumulated other comprehensive income	2,170	1,965	377
Total shareholders' equity	155,468	155,479	142,308
Total liabilities and shareholders' equity	$1,453,540	$1,430,840	$1,398,497

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COMMUNITY BANKERS TRUST CORPORATION CONSOLIDATED STATEMENTS OF INCOME UNAUDITED

(Dollars in thousands)	Three months ended
	31-Mar-20	31-Dec-19	30-Sep-19	30-Jun-19	31-Mar-19
Interest and dividend income
Interest and fees on loans	$13,086	$13,305	$13,187	$12,640	$12,419
Interest and fees on PCI loans	1,097	1,165	2,333	1,251	1,293
Interest on federal funds sold	-	-	9	5	-
Interest on deposits in other banks	69	91	87	117	96
Interest and dividends on securities
Taxable	1,351	1,387	1,489	1,472	1,522
Nontaxable	343	329	355	421	476
Total interest and dividend income	15,946	16,277	17,460	15,906	15,806
Interest expense
Interest on deposits	3,419	3,515	3,698	3,589	3,234
Interest on borrowed funds	289	349	343	317	447
Total interest expense	3,708	3,864	4,041	3,906	3,681

Net interest income	12,238	12,413	13,419	12,000	12,125
Provision for loan losses	3,300	200	-	125	-
Net interest income after provision for loan losses	8,938	12,213	13,419	11,875	12,125

Noninterest income
Service charges and fees	672	757	758	707	609
Gain (loss) on securities transactions, net	(39)	(39)	50	238	(14)
Gain on sale of loans	11	14	-	-	-
Income on bank owned life insurance	174	178	181	184	181
Mortgage loan income	221	148	176	100	62
Other	296	320	346	222	176
Total noninterest income	1,335	1,378	1,511	1,451	1,014

Noninterest expense
Salaries and employee benefits	5,152	5,480	5,289	5,273	5,381
Occupancy expenses	827	791	813	919	930
Equipment expenses	372	332	377	394	381
FDIC assessment	125	(20)	4	162	150
Data processing fees	592	588	594	579	568
Other real estate expenses, net	6	56	565	105	(8)
Other operating expenses	1,520	1,441	1,588	1,559	1,438
Total noninterest expense	8,594	8,668	9,230	8,991	8,840

Income before income taxes	1,679	4,923	5,700	4,335	4,299
Income tax expense	264	878	1,087	791	796
Net income	$1,415	$4,045	$4,613	$3,544	$3,503

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COMMUNITY BANKERS TRUST CORPORATION NET INTEREST MARGIN ANALYSIS AVERAGE BALANCE SHEETS (Unaudited) (Dollars in thousands)

	Three months ended March 31, 2020			Three months ended December 31, 2019
	Average Balance Sheet	Interest Income / Expense	Average Rates Earned / Paid	Average Balance Sheet	Interest Income / Expense	Average Rates Earned / Paid
ASSETS:
Loans, including fees	$1,065,268	$13,086	4.93%	$1,047,069	$13,305	5.04%
PCI loans, including fees	31,311	1,097	13.87	33,331	1,165	13.68
Total loans	1,096,579	14,183	5.19	1,080,400	14,470	5.31
Interest bearing bank balances	16,455	69	1.68	16,644	91	2.16
Federal funds sold	141	-	1.06	90	-	1.66
Securities (taxable)	182,340	1,351	2.96	182,887	1,387	3.03
Securities (tax exempt)(1)	49,391	435	3.52	46,163	416	3.60
Total earning assets	1,344,906	16,038	4.78	1,326,184	16,364	4.90
Allowance for loan losses	(8,621)			(8,513)
Non-earning assets	105,540			105,654
Total assets	$1,441,825			$1,423,325

LIABILITIES AND
SHAREHOLDERS’ EQUITY
Demand - interest bearing	$170,279	$94	0.22	$162,449	$88	0.22
Savings and money market	219,661	280	0.51	224,636	337	0.60
Time deposits	632,664	3,045	1.93	608,560	3,090	2.01
Total interest bearing deposits	1,022,604	3,419	1.34	995,645	3,515	1.40
Short-term borrowings	4,185	23	2.20	5,462	29	2.10
FHLB and other borrowings	66,796	266	1.58	68,602	320	1.82
Total interest bearing liabilities	1,093,585	3,708	1.36	1,069,709	3,864	1.43
Noninterest bearing deposits	175,871			183,787
Other liabilities	14,184			14,502
Total liabilities	1,283,640			1,267,998
Shareholders’ equity	158,185			155,327
Total liabilities and
shareholders’ equity	$1,441,825			$1,423,325
Net interest earnings		$12,330			$12,500
Interest spread			3.42%			3.47%
Net interest margin			3.68%			3.74%

Tax-equivalent adjustment:
Securities		92			86

(1)	Income and yields are reported on a tax-equivalent basis assuming a federal tax rate of 21%.

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COMMUNITY BANKERS TRUST CORPORATION NET INTEREST MARGIN ANALYSIS AVERAGE BALANCE SHEETS (Unaudited) (Dollars in thousands)

	Three months ended March 31, 2020			Three months ended March 31, 2019
	Average Balance Sheet	Interest Income / Expense	Average Rates Earned / Paid	Average Balance Sheet	Interest Income / Expense	Average Rates Earned / Paid
ASSETS:
Loans, including fees	$1,065,268	$13,086	4.93%	$999,047	$12,419	5.04%
PCI loans, including fees	31,311	1,097	13.87	37,783	1,293	13.69
Total loans	1,096,579	14,183	5.19	1,036,830	13,712	5.36
Interest bearing bank balances	16,455	69	1.68	14,376	96	2.70
Federal funds sold	141	-	1.06	55	-	2.41
Securities (taxable)	182,340	1,351	2.96	186,370	1,522	3.27
Securities (tax exempt)(1)	49,391	435	3.52	67,211	603	3.59
Total earning assets	1,344,906	16,038	4.78	1,304,842	15,933	4.95
Allowance for loan losses	(8,621)			(9,084)
Non-earning assets	105,540			96,770
Total assets	$1,441,825			$1,392,528

LIABILITIES AND
SHAREHOLDERS’ EQUITY
Demand - interest bearing	$170,279	$94	0.22	$157,773	$87	0.22
Savings and money market	219,661	280	0.51	220,945	293	0.54
Time deposits	632,664	3,045	1.93	623,417	2,854	1.86
Total interest bearing deposits	1,022,604	3,419	1.34	1,002,135	3,234	1.31
Short-term borrowings	4,185	23	2.20	6,837	50	2.94
FHLB and other borrowings	66,796	266	1.58	73,214	397	2.17
Total interest bearing liabilities	1,093,585	3,708	1.36	1,082,186	3,681	1.38
Noninterest bearing deposits	175,871			160,496
Other liabilities	14,184			9,974
Total liabilities	1,283,640			1,252,656
Shareholders’ equity	158,185			139,872
Total liabilities and
shareholders’ equity	$1,441,825			$1,392,528
Net interest earnings		$12,330			$12,252
Interest spread			3.42%			3.57%
Net interest margin			3.68%			3.81%

Tax-equivalent adjustment:
Securities		$92			$127

(1)	Income and yields are reported on a tax-equivalent basis assuming a federal tax rate of 21%.

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